Exhibit 99.03
Southern Company
Significant Factors Impacting EPS

	Three Months Ended March
	2011	2010	Change
Consolidated Earnings Per Share–
As Reported (See Notes)	$0.50	$0.60	$(0.10)

Significant Factors:
Traditional Operating Companies			(0.12)
Southern Power			0.03
Additional Shares			(0.01)
Total–As Reported			$(0.10)

Notes
- For the three months ended March 31, 2011 and 2010, dilution does not change basic earnings per share by more than 1 cent and is not material.

- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.